UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2003

GENESEE & WYOMING INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or other jurisdiction of Incorporation or Organization)

001-31456	06-0984624

(Commission File Number)	(I.R.S. Employer Identification No.)

66 FIELD POINT ROAD, GREENWICH, CT	06830

(Address of Principal Executive Offices)	(Zip Code)

(203) 629-3722

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On December 19, 2003 Genesee & Wyoming Inc. and Georgia-Pacific Corp. issued the following joint press release:

GENESEE & WYOMING TO ACQUIRE RAILROADS FROM
GEORGIA-PACIFIC CORP.; GENESEE & WYOMING SCHEDULES CONFERENCE CALL TO
DISCUSS ACQUISITIONS

     GREENWICH, Conn., and ATLANTA — Dec. 19, 2003 / PRNewswire-First Call/ — Georgia-Pacific Corp. (NYSE: GP) and Genesee & Wyoming Inc. (GWI) (NYSE: GWR) today announced they have signed an agreement for GWI to acquire three short-line railroads from Georgia-Pacific for $55.6 million.

     In conjunction with the acquisition, GWI has entered into a 20-year agreement to provide rail transportation service to Georgia-Pacific facilities currently served by these railroad operations.

     GWI will acquire the Chattahoochee Industrial Railroad (CIRR), the Arkansas Louisiana & Mississippi Railroad Company (ALM), and the Fordyce & Princeton Railroad Company (F&P). For the 12 months ended Sept. 30, 2003, these railroads reported a combined $18 million in revenues, of which Georgia-Pacific accounted for approximately 90 percent.

     “Consistent with our ongoing rationalization of non-strategic assets, this transaction is an excellent opportunity to sell assets that are more valuable to another company and use the proceeds to repay debt,” said A.D. “Pete” Correll, Georgia-Pacific chairman and chief executive officer. “With GWI’s expertise, we believe the key manufacturing facilities served by these railroads will continue to receive reliable service that meets their transportation needs.”

     GWI said it plans to fund the acquisition under its $223 million revolving credit facility and, following the acquisition, expects to have approximately $120 million of additional availability. As of Sept. 30, 2003, pro forma for the Georgia-Pacific railroads, GWI’s total debt to total capitalization is expected to be approximately 36 percent. GWI expects the acquisitions to be immediately accretive to its earnings.

     GWI has agreed to purchase the stock of CIRR, ALM, and F&P under Section 338 (h)(10) of the U.S. Tax Code and will therefore benefit from the stepped-up tax basis of the Georgia-Pacific assets. The boards of directors of both GWI and Georgia-Pacific have approved the transaction, which is subject to regulatory approval as well as other customary closing conditions. The acquisition is expected to be completed by Dec. 31, 2003.

     Mortimer B. Fuller III, chairman and chief executive officer of GWI, said, “We are excited to be operating railroads that serve some of Georgia-Pacific’s most important manufacturing facilities. Genesee &

Wyoming is committed to providing world-class rail service to Georgia-Pacific and our other on-line customers though the expertise of our Rail Link subsidiary. The heavy switching nature of the railroads and their geographic proximity to other Rail Link operations make this an excellent strategic fit, and we see significant opportunity to enhance the service and operating efficiency of the railroads.”

Descriptions of Railroads

     Based in Cedar Springs, Ga., CIRR operates more than 15 miles of track between Hilton and Saffold, Ga., and interconnects with CSX Corporation and Norfolk Southern. CIRR serves Georgia-Pacific’s Cedar Springs containerboard mill, which is one of the company’s largest and lowest-cost containerboard facilities. In 2002, CIRR hauled 19,561 carloads, including pulp and paper (73 percent), coal (13 percent), forest products (5 percent), metals (4 percent), and chemicals (4 percent).

     Based in Crossett, Ark., the ALM and F&P are composed of 109 miles of contiguous track between Monroe, La., and Fordyce, Ark., and interconnect with Union Pacific and Kansas City Southern. In Fordyce, the railroads serve one plywood plant and one oriented strand board plant for Georgia-Pacific. In Crossett, the railroads serve one plywood plant, one lumber mill, a paper mill complex producing tissue, paperboard and fine papers, and a chemical facility. At Crossett, the softwood plywood plant is the largest in the world while the paper mill is one of Georgia-Pacific’s largest producers of tissue and other paper. In 2002, the ALM and F&P hauled 22,470 carloads, including forest products (67 percent), pulp and paper (14 percent), and chemicals (18 percent).

     The CIRR, ALM and F&P will be managed by James W. Benz, president of GWI’s Rail Link subsidiary, headquartered in Jacksonville, Fla. Rail Link provides switching services to six facilities, including three paper mills, proximate to the ALM and F&P and to one paper mill near the CIRR. In Georgia, Rail Link also operates the railroads that serve the ports of Savannah and Brunswick and also provides industrial railroad switching for paper mills in Brunswick, Oglethorpe and Jesup.

     GWI has scheduled a conference call for Monday, Dec. 22, 2003 at 11:00 a.m. Eastern time to discuss the acquisitions. The dial-in number for the teleconference will be 1-800-450-0788.

     GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. The company operates over 8,000 miles of owned and leased track and over an additional 3,000 miles under track access arrangements.

     Headquartered at Atlanta, Georgia-Pacific is one of the world’s leading marketers and manufacturers of tissue, packaging, paper, building products, pulp and related chemicals. With 2002 annual sales of more than $23 billion, the company employs approximately 61,000 people at 400 locations in North America and Europe. Its familiar consumer tissue brands include Quilted Northern®, Angel Soft®, Brawny®, Sparkle®, Soft ‘n Gentle®, Mardi Gras®, So-Dri®, Green Forest® and Vanity Fair®, as well as the Dixie® brand of disposable cups, plates and cutlery. Georgia-Pacific’s building products business has long been among the nation’s leading suppliers of building products to lumber and building materials dealers and large do-it-yourself warehouse retailers. For more information, visit www.gp.com.

Safe Harbor Statement (GWI): This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. The Company refers you to the documents that Genesee & Wyoming Inc. files from time to time with the Securities and Exchange Commission, such as the Company’s Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

Safe Harbor Statement (Georgia-Pacific Corp.): Certain statements contained in this release are forward-looking statements (as such term is defined under the federal securities laws) are based on current expectations, and are subject to risks and uncertainties. Actual results could differ materially as a result of numerous factors, including but not limited to factors listed in Georgia-Pacific Corporation’s Securities and Exchange Commission filings, including its report on Form 10-Q for the fiscal quarter ended Sept. 27, 2003.

CONTACTS:
John C. Hellmann, Chief Financial Officer, Genesee & Wyoming Inc. 203-629-3722,
or Georgia-Pacific, Greg Guest (media) 404-652-4739/Meg Nollen (investors)
404-652-4720.

SOURCE: Genesee & Wyoming Inc., Georgia-Pacific Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC

Date: December 19, 2003	By: /s/Alan R. Harris

Alan R. Harris
Senior Vice President and
Chief Accounting Officer